SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of earliest event reported - January 20, 1999









                                Market Guide Inc.
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             (Exact name of Registrant as specified in its charter)


New York                          291525-NY                          11-2646081
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(State or other jurisdiction    (Commission                      (IRS Employer
of incorporation)               File Number)                Identification No.)




2001 Marcus Avenue, Suite S200
Lake Success, New York                                               11042-1011
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(Address of principal executive offices)                             (Zip Code)

Registrants telephone number, including area code:              (516) 327-2400

On December 29, 1998, Market Guide Inc. ("MGI") and New Generation Foods, Inc. ("NGF") executed an Asset Purchase Agreement (the "Agreement") and on January 15, 1999 the Agreement was amended and restated and the closing contemplated pursuant to the Agreement was consummated. The Agreement provided for the sale of the Credit Risk Monitor ("CRM") product-line, which provides, among other things, on-line information and news of U.S. publicly held companies (the "Credit Monitoring Business"). This was achieved through the purchase by NGF and the sale by MGI of the "CRM Assets," as described as follows:

                  (a) Office equipment, computers and computer related peripherals, machinery, supplies, and other tangible personal property used in the operation of the Credit Monitoring Business (the "Equipment"), and as listed in Schedule 1.1(a) of the Agreement;

                  (b) Books, records and documents or true and correct copies of said books, records and documents, currently in possession of Seller or under its control, or which Seller can obtain without undue expense, related to, derived from or used in the operation of the Credit Monitoring Business, such as subscriber lists, supplier lists, information supplier web sites, subscriber price lists, internet web addresses, advertising materials and marketing plans, CRM internet web pages, business files, regulatory files and approvals, business plans, financial data, operations manuals, and other data related to the Credit Monitoring Business, to the extent listed in Schedule 1.1(b);

                  (c) Permits, licenses, orders, consents and approvals of any governmental or regulatory authority related to the operation of the Credit Monitoring Business, including without limitation those listed in Schedule 1.1(c);

                  (d) All rights of Seller in and to the name "Credit Risk Monitor" and "on-line, on-time, on-target" and all variations thereof, and all intellectual property rights related to, or derived from their use in the operation of the Credit Monitoring Business (the "Intellectual Property"), including trade names, trademarks, service names, service marks, copyrights, private labels, logos or designs, whether registered or not, including, without limitation, the Registration No. 2,148,954:
"On-line, on-time, on-target.";

                  (e) All Accounts Receivable (hereinafter defined) of the Credit Monitoring Business as of January 14, 1999;

                  (f) All General Intangibles (as defined in the UCC) of or relating to the Credit Monitoring Business;

                  (g) All existing and prospective business relationships, reputation, and other intangibles which may be characterized as "goodwill" or "going concern value" of the Credit Monitoring Business;

                  (h) The licenses, Contracts and subscriptions for software and information sources used in the Credit Monitoring Business (collectively referred to as "Licenses") and listed in Schedule 1.1 (h) of the Agreement;

                  (i) All rights under Contracts and agreements to which Seller is a party relating to the Credit Monitoring Business, as listed in Schedule
7.16 of the  Agreement,  excluding  the  Contract  and  agreements  described in
Schedule 7.16(d) of the Agreement;
                  (j) All programs developed by Seller to deliver CRM to a Subscriber (including object and source code in machine readable and listing form), the current version of which is stored on a back-up tape dated January 11, 1999 which is being held in escrow by the firm of Ruskin, Moscou, Evans & Faltischek, P.C., and any existing documentation relating to the programs (including internal documentation and training materials), source code notes, software tools, compilers, and all revisions, release levels and versions of the foregoing, developed by Seller (hereinafter collectively referred to as "Software"); and

                  (k) All Equipment and Software acquired or developed by Seller, all Contracts entered into by Seller, and other CRM Assets acquired by Seller, and used in or applicable to the operation of the Credit Monitoring Business after the date of execution of the Option Agreement and prior to the Closing Date, as provided in the Option Agreement, or which the Parties otherwise agree in writing to include as CRM Assets.

The purchase price for the "CRM Assets" was Two Million Five Hundred Thousand Dollars ($2,500,000), subject to adjustments and was paid as follows:

One Million Two Hundred Thirty-Three Thousand One Hundred Eighty Seven Dollars ($1,233,187) was wire transferred to an MGI account, which represents One Million Five Hundred Thousand Dollars ($1,500,000) owed at closing by NGF minus adjustments in the amount of Two Hundred Sixty-Six Thousand Eight Hundred Thirteen Dollars ($266,813). Adjustments to the purchase price included a credit to NGF of Sixty Thousand Dollars ($60,000) for the Option Price, and a credit to NGF of Five Hundred Fifty Thousand Six Hundred Eighty Dollars ($550,680) for Unfulfilled Subscriptions for the Credit Risk Monitor Service. Adjustments in favor of MGI included an Accounts Receivable adjustment of Two Hundred Thirty One Thousand Seven Hundred Five Dollars ($231,705), Negative Cash Flow of Ninety Four Thousand Six Hundred Sixty Dollars ($94,660) and miscellaneous adjustments of Seventeen Thousand Five Hundred Two Dollars ($17,502).

In addition to the money wire transferred on the closing date, NGF executed a Secured Promissory Note in the amount of One Million Dollars ($1,000,000) with interest on the outstanding principal amount from July 1, 2001 at the rate of six (6.0%) percent per annum calculated on the basis of a 360-day year for the actual number of days elapsed, payable in twenty-four (24) successive equal monthly installments of principal and interest in the amount of $44,320.61 each commencing July 31, 2001, and continuing on the last day of each month thereafter until June 30, 2003 when the entire balance of principal and interest is due and payable.

Additionally, a Secured Expense Note was executed in the amount of Ninety-Eight Thousand One Hundred Sixty-Two Dollars ($98,162), together with interest on the principal amount accruing from January 15, 1999 at the rate of eight and one-half (8.5%) per cent per annum calculated on the basis of a 360 day year for the actual number of days elapsed. All interest will accrue from February 1, 1999 through January 31, 2001 and shall be added to the outstanding principal amount of this Note. The principal and accrued interest shall be payable in twenty-four (24) monthly installments of principal and interest in the amount of Five Thousand Two Hundred Eighty-Five and 69/100 ($5,285.69) Dollars, commencing February 28, 2001 and shall continue until the last day of each month thereafter until January 31, 2003 when all principal and interest shall be due and payable.

As part of the transactions contemplated by the Agreement, NGF employed the following former MGI employees to continue the work they performed on behalf of MGI in connection with the "CRM Assets:"



 NAME                                      POSITION


  Burrows, John D.                         Financial Analyst

  Fensterstock, Albert                     Managing Director

  Fensterstock, David                      Salesman

  Fensterstock, Lawrence                   Senior V.P. - Financial Analysis

  Fensterstock, Samuel                     V.P. - Sales and Marketing

  Gordon, Hedy E.                          Saleswoman

  Menos, Farrah M.                         Assistant

  Sheppard, Robert                         Salesman

  Spiegel, Joel                            Network Support

  Talmor, Shlomo                           Programmer/Analyst

  Teisch, Wendy                            Sales Assistant

Additionally, the Chairman and President of NGF, Jerome S. Flum, was retained as a consultant to MGI pursuant to the terms and conditions set forth in the Option and Consulting Agreement dated August 27, 1998 by and among MGI, NGF and Jerome
S. Flum. The term of Jerome S. Flum's consulting agreement expired on the closing of the transactions contemplated by the Agreement. Jerome S. Flum currently maintains his positions as Chairman and President of NGF.

There remains a continuing relationship between MGI and NGF whereby MGI licenses a portion of the MGI W290 suite in the premises 2001 Marcus Avenue, Lake Success, New York to NGF (the "Real Property License"). The Real Property License terminates on October 31, 1999, subject to sooner termination pursuant to said agreement. NGF shall pay MGI monthly for the Real Property License fifty percent (50%) of the occupancy costs, which MGI pays for Suite W290, including but not limited to rent, utilities, maintenance, and tax escalation.

Furthermore, NGF continues to license data from MGI pursuant to the Market Guide Database License Agreement executed on January 15, 1999 by and between MGI and NGF.

See attached press release:

                              [COMPANY LETTERHEAD]

                                                              NEWS RELEASE

AT MARKET GUIDE INC.
Jeffrey S. Geisenheimer
Vice President
Chief Financial Officer
(516) 327-2400 ext. 105

FOR IMMEDIATE RELEASE

           MARKET GUIDE COMPLETES SALE OF CREDITRISK MONITOR DIVISION

                  Restated Earnings from Continuing Operations Rise 107%

Lake Success,  New York,  January 20, 1999 --- Market Guide Inc.  (Nasdaq:
MARG), today announced the completion of the sale of its CreditRisk Monitor division to New Generation Foods, Inc. (OTCBB: NGNF). After customary adjustments to the contract price of $2.5 million, Market Guide received cash proceeds of approximately $1.23 million at the closing and $1.1 million in secured promissory notes, payable in installments ending in June 2003.

Management expects the sale of the CreditRisk Monitor division to eliminate more than $800,000 in annualized operating losses. Cash proceeds of the sale will be used to accelerate new product development and to expand sales and marketing efforts.

Commenting on the sale, Homi M. Byramji, President and CEO of Market Guide, said, "Investors can now appreciate just how profitable the Company's core operations are. These profits can now be reinvested into the future growth of our business. We wish CreditRisk Monitor and New Generation Foods every success and look forward to a long relationship with them as a distributor of our information."

In its 10Q filing dated January 14, 1999, Market Guide reclassified the CreditRisk Monitor division as a discontinued operation. Restated revenues for the nine months ended November 30, 1998 increased 35% to $6,357,262, compared to $4,713,500 in the same period ended November 30, 1997.

Market Guide's restated income from continuing operations, reflecting the just concluded sale of CreditRisk Monitor, increased 107% to $1,344,877 for the nine months ended November 30, 1998 compared to $650,346 in the nine months ended November 30, 1997. The Company's reported earnings per share from continuing operations of $0.28 per share for the nine months ended November 30, 1998 compares to $0.14 per share in the comparable period ended November 30, 1997.

Restated income statements for the third quarter and nine months periods ending November 30, 1998 and November 30, 1997 are as follows:


                                                Statement of Operations
                                                      (Unaudited)

                                             For the 3 Months Ended                    For the 9 Months Ended
                                      -------------------------------------- -------------------------------------------
                                              Nov. 30,             Nov. 30,             Nov. 30,               Nov. 30,
                                                  1998                 1997                 1998                   1997
                                                                 (Restated)                                  (Restated)
                                         --------------      ---------------        -------------         --------------
Revenues:
  Database vendors                    $      1,473,390    $       1,229,699    $       4,322,432    $        3,682,997
  Market Guide products                        733,296              405,414            2,000,639               990,319
  Print product                                 11,929               11,014               34,191                40,184
                                         --------------      ---------------        -------------         -------------

    Total revenues                           2,218,615            1,646,127            6,357,262             4,713,500

Expenses:
 Salaries & employee benefits                  981,554              788,318            2,850,218             2,451,368
 Database and product costs                    230,360               91,772              520,723               279,069
 General and administrative                    285,393              218,925              839,698               661,985
 Depreciation                                  117,916               86,994              327,637               244,014
 Amortization                                   98,084               92,971              287,539               263,784
 Advertising and promotion                      41,113               34,882              115,991               116,644
                                         --------------      ---------------        -------------         -------------

    Total expenses                           1,754,420            1,313,862            4,941,806             4,016,864
                                         --------------      ---------------        -------------         -------------

Income  from continuing operations             464,195              332,265            1,415,456               696,636
Interest income                                  7,331                4,373               19,716                16,937
Interest expense                                21,465               21,975               71,175                61,227
                                         --------------      ---------------        -------------         -------------

Income before income taxes                     450,061              314,663            1,363,997               652,346
Provision for income taxes                       7,201                  -0-               19,120                 2,000
                                         --------------      ---------------        -------------         -------------

Income from continuing  operations             442,860              314,663            1,344,877               650,346
Income from discontinued operations           (233,810)            (297,170)            (757,447)             (756,571)
    Net income                         $      209,050      $         17,493      $        587,430     $        (106,225)


Earnings per share - Basic:
  Continuing operations
                                             0.09                 0.07                  0.28                  0.14
  Discontinued operations                   (0.05)               (0.07)               (0.16)                 (0.16)
  Total                               $      0.04            $    0.00               $ 0.12             $    (0.02)

Earnings per share - Diluted:
  Continuing operations                     0.09                 0.07                  0.27                  0.14
  Discontinued operations                  (0.05)               (0.07)                (0.15)                (0.16)
  Total                                     0.04                 0.00                  0.12                 (0.02)


Weighted average number of shares outstanding:
  Basic                                      4,769,487            4,713,709            4,754,247             4,710,560
  Diluted                                    4,969,587            4,753,709            4,965,964             4,741,287



In an unrelated occurrence, Newsday, the Times-Mirror newspaper serving the New York Metropolitan area, in an article published on January 18, 1999 on the "Top 100 Long Island Public Companies", cited Market Guide's 1998 total investor return of 352.4% as number one of all companies on Long Island for the year.

Market Guide Inc., the benchmark for quality financial information, is the leader in providing the broadest coverage of professional grade financial data over the Internet. Market Guide supplies more professional Web sites with quality investment data than any other database and software company. Market Guide specializes in the compilation, integration, display and delivery of a superior quality database of descriptive and analytic information on over 11,000 publicly traded domestic and foreign corporations. Well known to professional investors for 15 years, the company distributes its services through more than 90 on-line vendors and independent finance oriented websites including, ADP, AltaVista, America Online (NYSE: AOL), Bridge Information Systems, Briefing.com, CNNfn, DBC (Nasdaq: DBCC), FactSet Research Systems, Individual Investor Group (Nasdaq: INDI), One Source, PC Quote (Amex: PQT), Pointcast, Quote.com, Reuters (Nasdaq: RTRSY), The Motley Fool, Track Data (Nasdaq: TRAC), Wall Street Source, Waterhouse Securities and Yahoo! (Nasdaq: YHOO), as well as through its own web site - The Market Guide Investment Center (http://www.marketguide.com).

Safe Harbor Statement: Certain statements in this press release, including statements prefaced by the words "anticipates", "estimates", "believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.


                                      # # #

Safe Harbor Statement: Certain statements in this report and the attached press release, including statements prefaced by the words "anticipates," "estimates," "believes," "expects," or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risk, uncertainties and other factors which may cause the actual results, performance or achievements of the MGI to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.